UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2013

NOVAVAX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9920 Belward Campus Drive

Rockville, Maryland 20850

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

Announcement of public offer to acquire outstanding shares of Isconova AB

On June 4, 2013, Novavax, Inc. (the “Company”) issued a Swedish and U.S. press release announcing the Company’s intent to combine with Sweden-based Isconova AB, a Swedish company (“Isconova”), pursuant to a public tender offer to acquire all outstanding shares and warrants issued by Isconova (the “Offer”). In the Offer, the Company is offering (i) 1.2388 shares of its common stock for each share in Isconova and (ii) SEK 0.74 for each 2005-I warrant and SEK 3.78 for each 2005-II warrant in Isconova. Pursuant to a private offer for stock options, employees and board members of Isconova holding vested and unvested stock options who agree to waive their rights under the stock option agreement will receive 0.6232 shares of the Company’s common stock for each stock option in Isconova. The board of directors of Isconova has unanimously recommended that Isconova’s holders of shares and warrants accept the Offer.

Assuming full acceptance of the Offer, the Offer is expected to result in the Company’s present shareholders holding 91.1 percent of the combined entity and Isconova’s present holders of shares and stock options holding 8.9 percent of the combined entity, based on the number of issued shares in each company at full dilution. The Offer is expected to be completed in the Company’s fiscal third quarter.

The Company is developing recombinant vaccine candidates across a wide-variety of disease indications with four clinical-stage programs in seasonal influenza, pandemic influenza, RSV and rabies, as well as a number of other programs currently in earlier-stage pre-clinical development. Three of its clinical-stage programs and many of its pre-clinical programs are currently testing adjuvants to see whether immune responses can be enhanced. The Company has a great deal of experience with a number of different types of adjuvants, including saponin-based adjuvants. Notably, in October 2012 the Company published successful results of its Phase I clinical pandemic influenza vaccine trial using a third-party’s saponin-based adjuvant. The Company believes that Isconova’s vaccine adjuvant technology will complement its vaccine programs and provide greater control of the development and use of adjuvants within these programs. The Company also believes that having full access to Isconova’s adjuvant program, along with the scientific and clinical teams that have been developing the technology for many years, will allow it to better understand, characterize and refine many of its vaccine targets, which can potentially lead to better, more potent vaccine candidates brought into clinical trials and eventually to market in less time.

The completion of the Offer is conditional upon,

1.	the Offer being accepted to such extent that the Company becomes owner of shares representing more than 90 percent of the total number of shares in Isconova on a fully diluted basis (including all issued warrants and stock options);

2.	that all necessary regulatory, governmental or other similar clearances, approvals and decisions, including approvals from competition authorities, being obtained on terms which in the opinion of the Company are acceptable;

3.	that the Company’s Registration Statement on Form S-4 in the United States, which will register the shares of Company common stock to be issued pursuant to the Offer, has become effective under the Securities Act of 1933, as amended, and is not the subject of any stop order or proceeding seeking a stop order;

4.	that Isconova does not take any measures which are reasonably likely to have a material adverse effect (as defined below) on the satisfaction of the conditions to the Offer or its implementation, including any of the following that are reasonably likely to have such an effect: (i) disposing of a material part of Isconova’s assets, (ii) declaring or paying any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of Isconova’s capital stock, (iii) increasing or agreeing to increase the compensation payable or to become payable to Isconova’s officers or, except in accordance with past practice, employees, (iv) granting or agreeing to grant any severance or termination pay except in accordance with past practice or with the consent of the Company, or (v) operating Isconova in a manner other than in the ordinary course of its business;

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5.	that, prior to the expiration of the acceptance period, the combination of the Company and Isconova is not prohibited or significantly impaired, or the ownership or operation of Isconova by the Company is not prohibited or significantly impaired, or, in either case, reasonably likely to be prohibited or significantly impaired, as the result of legislation, actions of a court or public authority, or similar events in Sweden, in the United States, or in another country, which have occurred or is expected to occur;

6.	that no material adverse effect on Isconova’s financial condition or operations has occurred or exists, where, for the purposes of this clause, “material adverse effect” shall mean any change, effect, event, state of facts or inaccuracy (including, without limitation, any inaccurate or misstated information made public by Isconova or any information which should have been made public by Isconova and has not been made public), that has not been made public or disclosed to the Company prior to the announcement of the Offer and that has had a material adverse effect on Isconova’s business, results of operations, or financial condition; provided, however, no changes, effects, events or state of facts related to any of the following shall be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a material adverse effect: (a) conditions affecting the life science industry generally or the economy of any country where Isconova has conducted operations generally other than those that would have a disproportionate effect on Isconova; (b) the announcement or pendency of the Offer; (c) changes in applicable laws or accounting principles after the date of the announcement of the Offer; or (d) an outbreak or escalation of hostilities involving the United States or Sweden, the declaration of the United States or Sweden of a national emergency or war, or the occurrence of any acts of terrorism.

7.	that Isconova, after the date of the announcement of the Offer, has not issued any shares of its capital stock or granted any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except upon the exercise of warrants, options or convertible securities outstanding on the date of the announcement or with the Company’s prior written approval;

8.	that no information made public by Isconova being materially inaccurate, incomplete or misleading, and Isconova having made public all such information that should have been made public by it under applicable rules; and

9.	that no other party announcing an offer to acquire the shares in Isconova on terms that are more favorable to the shareholders of Isconova than the Offer.

The Company reserves the right to withdraw the Offer in the event that it is clear that any of the above conditions are not or cannot be satisfied. However, with regard to conditions 2 - 9, the Offer may only be withdrawn provided that the non-satisfaction of such condition is of material importance to the Company’s acquisition of Isconova.

The Company reserves the right to waive, in whole or in part, one or more of the conditions set out above, other than condition 3, including, specifically, with respect to condition 1, the right to complete the Offer at a lower level of acceptance.

In the event that the Company, in connection with the Offer or otherwise, becomes the owner of more than 90 percent of the outstanding shares in Isconova on a fully diluted basis (including all issued and outstanding stock options and warrants), the Company intends to call for compulsory acquisition in accordance with the Swedish Companies Act to acquire all outstanding shares and warrants in Isconova and promote a delisting of the shares in Isconova from NASDAQ OMX First North Premier.

Certain shareholders of Isconova, who own in the aggregate 6,902,912 shares and warrants in Isconova, representing 55.3 percent of the issued and outstanding shares and votes in Isconova, have entered into irrevocable undertakings with the Company with respect to the Offer.

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Each such shareholders have undertaken (i) not to sell, transfer, encumber or grant any option or other right over or otherwise deal with or dispose of any Isconova shares, other than pursuant to the Offer, (ii) not to accept any other offer in respect of shares in Isconova, by whatever means it is to be implemented, (iii) not to solicit or encourage any third party to initiate or proceed with a public offer for or other purchase of any securities in Isconova, (iv) not to make any public offer for or purchase any securities in Isconova, (v) not to take any action or make any statement which may be prejudicial to the success of the Offer, (vi) not to make any public announcement or communication in connection with the Offer, or concerning Isconova which may be material to the Offer, without the Company’s prior consent and (vii) to exercise all voting rights in Isconova shares to enable the Offer. These undertakings are conditional upon that no other party announces a competing offer at a price which is at least 5% higher than the Offer, which the Company decides not to match (i.e. offer a price that at least corresponds to the price in the competing offer at the date of announcement of such competing offer) within five business days.

In addition, the irrevocable undertaking from InnKap 4 Partners L.P. (“InnKap”) provides that for a period of three months from the date of the closing of the Offer, Innkap will not, without the prior written consent of the Company, transfer its shares of the Company’s common stock held as of the date of the closing of the Offer. InnKap may transfer its shares under certain circumstances, including gifts, transfers by will or intestate succession.

A form of the irrevocable undertaking executed by certain Isconova shareholders is attached to this report as Exhibit 99.1.

The Company provided supplemental information regarding the Offer in connection with presentations to analysts and investors in a conference call held on June 4, 2013 at 10:00 a.m. EDT. A copy of the investor presentation is attached hereto as Exhibit 99.2. Copies of the Company’s press releases announcing the Offer, which provide additional details on the terms of the Offer, and the Isconova press release announcing its board of directors’ unanimous recommendation are filed herewith as Exhibits 99.3, 99.4, and 99.5.

Important additional information will be filed with the Securities and Exchange Commission (SEC)

This current report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed combination of the Company and Isconova, the Company intends to file with the SEC a Registration Statement on Form S-4 that will include a preliminary prospectus of the Company. These materials will not be final and may be amended. The Company urges Isconova investors to read the S-4 prospectus and the Swedish offer document regarding the proposed combination when they become available, as well as other documents filed with the SEC and with the Swedish Financial Supervisory Authority, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed Offer, free of charge, at the SEC’s website (www.sec.gov). You may also obtain the documents filed with the SEC, free of charge, from the Company’s website (www.novavax.com) under the tab “Investor Info” and then under the heading “SEC Filings.”

Forward-Looking Statements

Statements herein relating to the future of the Company, the Offer, the proposed combination and the ongoing development of the Company’s vaccine products are forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in other reports filed with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this current report speak only as of the date of this report, and the Company undertakes no obligation to update or revise any of the statements, even if the Company’s expectations change, except to the extent required by applicable law. You should not rely on those statements as representing the Company’s views as of any date subsequent to the date of current report.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Form of Irrevocable Undertaking.
99.2 99.3 99.4 99.5	Investor Presentation. Press Release of Novavax, Inc. dated June 4, 2013. Offer Press Release of Novavax, Inc. dated June 4, 2013. Offer Press Release of Isconova AB dated June 4, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

/s/ John A. Herrmann III, J.D
Name:	John A. Herrmann III, J.D
Title:	Vice President, General Counsel & Corporate Secretary

Date: June 4, 2013

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Irrevocable Undertaking.
99.2 99.3 99.4 99.5	Investor Presentation. Press Release of Novavax, Inc. dated June 4, 2013. Offer Press Release of Novavax, Inc. dated June 4, 2013. Offer Press Release of Isconova AB dated June 4, 2013.

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